Exhibit 23(d)2(a)

                First Amendment to Investment Advisory Agreement
                      between The Phoenix Edge Series Fund
                      and Phoenix Variable Advisors, Inc.
    on behalf of Phoenix Dynamic Asset Allocation Series: Aggressive Growth,
                Phoenix Dynamic Asset Allocation Series: Growth,
               Phoenix Dynamic Asset Allocation Series: Moderate
          and Phoenix Dynamic Asset Allocation Series: Moderate Growth


                      FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

         THIS AMENDMENT made by and between The Phoenix Edge Series Fund, a Massachusetts business trust having a place of business located at 101 Munson Street, Greenfield, Massachusetts (the "Trust") and Phoenix Variable Advisors, Inc., a Delaware corporation having a place of business located at One American Row, Hartford, Connecticut (the "Advisor").

                                    RECITALS

         The Trust and Advisor entered into an Investment Advisory Agreement effective as of May 1, 2006 (collectively, the "Agreement"), pursuant to which the Advisor agreed to provide certain investment advisory and related services to the Trust.

         Under a certain exemptive order issued by the Securities and Exchange Commission on August 6, 2002, Release No. 25693 (the "Order"), the Advisor has been granted the authority, subject to the approval of the Trust's Board of Trustees, to enter into subadvisory agreements with subadvisors, materially amend existing subadvisory agreements, and approve new subadvisory agreements with existing subadvisors in cases where the subadvisory agreement has been terminated as a result of an "assignment", in each case without such subadvisory agreement being approved by the shareholders of the applicable series.

         At a meeting held on February 26, 2008, Trustees of the Trust, including the disinterested trustees, replaced Standard and Poor's Investment Advisory Services LLC with Ibbotson Associates, Inc. as the subadvisor for the Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth, Phoenix-S&P Dynamic Asset Allocation Series: Growth, Phoenix-S&P Dynamic Asset Allocation
Series: Moderate, and Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth, pursuant to the Order. During the meeting, Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth was renamed Phoenix Dynamic Asset Allocation Series: Aggressive Growth; Phoenix-S&P Dynamic Asset Allocation
Series: Growth was renamed Phoenix Dynamic Asset Allocation Series: Growth; Phoenix-S&P Dynamic Asset Allocation Series: Moderate was renamed Phoenix Dynamic Asset Allocation Series: Moderate; and Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth was renamed Phoenix Dynamic Asset Allocation
Series: Moderate Growth.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

         1. Section 8 of the Agreement is hereby amended in order to reflect that the Advisor shall be compensated for its services in connection with each Series in accordance with the rates set forth in Schedule A-1.


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


         2. Schedule A-1 to the Agreement is hereby amended so as to delete any reference to "Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth, Phoenix-S&P Dynamic Asset Allocation Series: Growth, Phoenix-S&P Dynamic Asset Allocation Series: Moderate, and Phoenix-S&P Dynamic Asset Allocation Series:
Moderate Growth" and replace the name(s) with "Phoenix Dynamic Asset Allocation
Series: Aggressive Growth, Phoenix Dynamic Asset Allocation Series: Growth, Phoenix Dynamic Asset Allocation Series: Moderate, and Phoenix Dynamic Asset Allocation Series: Moderate Growth".

         3. Except as herein above and herein before modified, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. All initial capitalized terms used herein shall have such meaning as ascribed thereto in the Agreement, as amended.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their undersigned duly elected officers as of this the 3rd day of March 2008.

                                  THE PHOENIX EDGE SERIES FUND

                                  By:   /s/ Gina Collopy O'Connell
                                        -------------------------------
                                  Name:  Gina Collopy O'Connell
                                  Title: Senior Vice President



                                  PHOENIX VARIABLE ADVISORS, INC.

                                  By:   /s/ John H. Beers
                                        -------------------------------
                                  Name:  John H. Beers
                                  Title: Vice President and Secretary


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


                                  SCHEDULE A-1
                                  ------------

                                                               ANNUAL INVESTMENT
    SERIES                                                       ADVISORY FEE
    ------                                                       ------------

Phoenix Dynamic Asset Allocation Series: Aggressive Growth           0.40%

Phoenix Dynamic Asset Allocation Series: Growth                      0.40%

Phoenix Dynamic Asset Allocation Series: Moderate                    0.40%

Phoenix Dynamic Asset Allocation Series: Moderate Growth             0.40%



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